Exhibit 4.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2001, by and among Ascent Energy Inc., a Delaware corporation (“Ascent”), and the purchasers named on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”), each of whom has agreed to purchase warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company.

In order to induce the Purchasers to purchase the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Warrant Agreement, dated July 27, 2001 (the “Warrant Agreement”), among the Company and Mellon Investor Services LLC, as Warrant Agent, relating to the Warrants.

The parties hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the recitals hereto, as constituted on the date hereof and as amended from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

“Common Stock” shall have the meaning assigned to such term in the recitals hereto, as constituted on the date hereof, and any shares into which such Common Stock shall have been changed or any shares resulting from any reclassification of such Common Stock.

“Controlling Person” shall have the meaning given to such term in Section 7(a).

“Demand Registration” shall have the meaning given to such term in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” means each Purchaser named on the signature pages hereto or otherwise party to this Agreement who as of such date owns outstanding shares of Registrable Securities.

“Indemnified Party” shall have the meaning given to such term in Section 7(c).

“Indemnifying Party” shall have the meaning given to such term in Section 7(c).

“Losses” means all losses, claims, damages or liabilities (other than consequential damages or incidental lost profits) and all costs and expenses related thereto, including, without limitation, the reasonable fees and disbursements of counsel.

“Maximum Contribution Amount” shall have the meaning given to such term in Section 7(d).

“NASD” means the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning given to such term in a Section 4(a).

Proceeding” means any claim, suit, action or proceeding, including any governmental investigation or inquiry.

“Qualified Holders” means any Holder or Holders holding at any time not less than 51% of all Registrable Securities.

“Registrable Securities” means (a) the Warrant Shares and (b) any additional shares of Common Stock or other securities issued or distributed by Ascent after the date hereof to any Holder with respect to the Warrants or Warrant Shares by means of exchange, reclassification, dividend, distribution, split-up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have become eligible for resale pursuant to Rule 144(k) under the Securities Act or (iii) they shall cease to be outstanding.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Special Counsel” means counsel chosen by the holders of a majority of the Registrable Securities being sold pursuant to a registration covered by this Agreement.

Section 2. Acknowledgement of Rights. Ascent will, upon request of any Holder, acknowledge in writing its obligations in respect of the rights to which such Holder shall be entitled under this Agreement; provided that the failure of such Holder to make any such request shall not affect the continuing obligations of Ascent to such Holder in respect of such rights.

Section 3. Demand Registration.

(a) At any time after 185 days after the date that the Common Stock is registered under Sections 12(b) or 12(g) of the Exchange Act, the Qualified Holders may at any time and from time to time make a written request for registration under the Securities Act of an amount of Registrable Securities equal to not less than 5% of the then outstanding Common Stock (a “Demand Registration”); provided that Ascent shall not be obligated to effect more than two Demand Registrations in any 12-month period or more than an aggregate of four Demand Registrations pursuant to this Section 3(a). A registration will not count as a Demand Registration until the registration statement filed pursuant to such Demand Registration has been declared effective by the Commission and remains effective for the period specified in Section 5(b).

(b) If the Qualified Holders so elect, the offering of such Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The Qualified Holders shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that such managing underwriters must be reasonably satisfactory to Ascent.

(c) Neither Ascent nor any of its security holders (other than the Holders with respect to their Registrable Securities) shall be entitled to include any of Ascent’s securities in a registration statement initiated as a Demand Registration under this Section 3(a) without the consent of the Qualified Holders.

Section 4. Piggyback Registration.

(a) If Ascent proposes to register Common Stock under the Securities Act (other than on registration statements with respect to corporate reorganizations or other transactions under Rule 145 under the Securities Act or registration statements on Form S-8), (i) for its own account or (ii) for the account of other holders of Common Stock (other than a Demand Registration pursuant to Section 3(a)), then Ascent shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event later than 20 days before the filing date) and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as the Holders may request within 20 days after receipt by the Holders of Ascent’s notice on the same terms and conditions as Ascent or such other holders of Common Stock (a “Piggyback Registration”). The Holders will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration any time prior to the date the registration statement filed pursuant to such Piggyback Registration becomes effective with the Commission.

(b) Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Ascent that the size of the offering that Ascent, the Holders and any other Persons whose securities are proposed to be included in such offering propose to make would materially and adversely affect the offering or offering price, Ascent will include in such Piggyback Registration all of the Common Stock it proposes to offer and the Common Stock proposed to be sold by the Holders and any other Persons in the following order of priority: (i) first, all of the Registrable Securities requested by the Holders, on a pro rata basis based on the amount of securities sought to be so registered and (ii) second, securities proposed to be registered by any other Persons.

Section 5. Registration Procedures. If and whenever Ascent is required by the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, Ascent will (except as otherwise provided in this Agreement):

(a) (i) cooperate with the selling Holders and any underwriters for the selling Holders, and, in the event of any underwritten public offering, will enter into usual and customary underwriting agreements with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and in each case to the same extent as if all the securities then being offered were for the account of Ascent, and (ii) provide to any selling Holder, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any selling Holder or any underwriter reasonable access to appropriate Ascent officers and employees to answer questions and to supply information reasonably requested by such selling Holder, or by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(b) prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective until the earlier to occur of the passage of 90 days from the date of effectiveness and the sale of all of the Registrable Securities registered under such registration statement; and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the time period required pursuant to this Agreement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the selling Holders shall desire to sell or otherwise dispose of the same;

(c) furnish to such selling Holders, who so request, (i) upon Ascent’s receipt, a copy of the order of the Commission declaring such registration statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such registration statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus), (iv) such reasonable number of copies of the final prospectus as filed by Ascent pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (v) such other documents, as any such Person may reasonably request. Ascent hereby consents to the use of the prospectus by each of the selling Holders and the underwriters or agents (if any), and dealers (if any), in connection with the offering and sale of the Registrable Securities pursuant to, such prospectus and any amendment thereto;

(d) use commercially reasonable efforts to (i) register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each selling Holder shall reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable such Holder, or any such agent or underwriter to complete its distribution of the securities pursuant to such registration statement but in no event longer than two years and (iii) cooperate with such Holders and each underwriter, if any, in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that Ascent shall not be required to (A) qualify to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) or (B) file any general consent to service of process;

(e) notify each selling Holder and counsel for such selling Holders identified to Ascent and, if requested by such Persons, confirm such advice in writing, (i) when the registration statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to the registration statement and prospectus or for additional information after the registration statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any Proceedings for that purpose, (iv) if Ascent receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any Proceeding for such purpose, (v) of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or any document incorporated by reference therein in order to make the statements therein not misleading or which requires the making of any changes in the prospectus or documents incorporated by reference therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by Ascent that a post-effective amendment to the registration statement would be appropriate;

(f) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, and, if any such order is issued, to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time and provide prompt notice to each selling Holder of the withdrawal of any such order;

(g) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act);

(h) list such securities on any securities exchange or market on which any stock of Ascent is then listed, if the listing of such securities is then permitted under the rules of such exchange;

(i) if requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders reasonably agree should be included therein to the extent required by applicable law and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after Ascent has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that Ascent will not be required to take any actions under this Section 5(i) that are not, in the opinion of counsel for Ascent, required by applicable law; and

(j) enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable actions in connection therewith (including those reasonably required by the Holders of a majority of the Registrable Securities being sold or, in the event of an underwritten offering those requested by the managing underwriters) in order to permit the disposition of such Registrable Securities and in such connection, if the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and underwriters, if any, with respect to the business of Ascent and its subsidiaries, the registration statement, the prospectus and documents incorporated by reference or deemed incorporated by reference in the registration statement, if any, in each case, in form, substance and scope if and when requested; (ii) obtain opinions of counsel to Ascent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to such selling Holders of Registrable Securities and each of the, underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, including without limitation the matters referred to in clause (i) above; (iii) use its reasonable commercial efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of Ascent (and, if necessary, any other certified public accountants of any subsidiary of Ascent or of any business acquired by Ascent for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may reasonably be requested by the Holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of Ascent and its subsidiaries made pursuant to clause (i)

above and to evidence compliance with any customary conditions contained in the underwriting, agreement or similar agreement entered into by Ascent. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

From time to time after a transfer of Registrable Securities pursuant to a registration statement, Ascent will file all reports required to be filed by it under the Securities Act and the Exchange Act. Ascent may require each Holder to agree to keep confidential any non-public information relating to Ascent received by such Holder and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 5) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities.

Section 6. Registration Expenses; Hold-Backs.

(a) In connection with any Demand Registration or any Piggyback Registration, Ascent shall pay the following expenses incurred in connection with such registration: (i) filing fees with the Commission; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Ascent and (vi) the reasonable fees and expenses of any additional experts retained by Ascent in connection with such registration. In connection with the preparation and filing of a Registration Statement pursuant to Section 3(a), Ascent will also pay the reasonable fees and expenses of the Special Counsel. The Holders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other expenses of the Holders.

(b) No person may participate in any underwritten registered offering contemplated hereunder unless such Person (i) agrees to sell its securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

(c) The Holders agree not to effect any public sale (including a sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day (180 days in the case of an initial public offering of Common Stock) period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (other than the Registrable Securities to be sold pursuant to such registration statement).

Section 7. Indemnification.

(a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, Ascent shall indemnify and hold harmless the Holders, the Holders’ directors, officers, partners, employees, representatives and agents, and each other person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (a “Controlling Person”), to the fullest extent possible against any Losses, as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder and furnished in writing to Ascent by such Holder expressly for use therein; provided, however, that Ascent shall not be liable to any Indemnified Party to the extent that any such Losses arise solely out of an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Indemnified Party or related Holder failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related Holder to the Person asserting the claim from which such Losses arise; (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission; and (iii) Ascent has complied with its obligations under Section 5(e). Ascent shall also, jointly and severally, indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their Controlling Persons to the same extent as provided above with respect to the indemnification of the Holders.

(b) In connection with any registration statement, prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to Ascent in writing such information as Ascent reasonably requests for use in connection with any registration statement, prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless Ascent, its Controlling Persons, and the officers, directors, partners, employees, representatives and agents of such Controlling Persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in any information so furnished in writing by such Holder to Ascent expressly for use therein. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (individually, an

“Indemnifying Party” and, collectively, the “Indemnifying Parties”) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within twenty days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, subject to Section 6, the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or Controlling Persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or Controlling Person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment against an Indemnified Party or enter into any settlement that imposes any obligation on any Indemnified Party that does not include as a term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (regardless of whether any Indemnified Party is a party thereto).

(d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, an Indemnifying Party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 8. Rule 144. Ascent covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may request to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, Ascent will deliver to the Holder a written statement as to whether it has complied with such reporting requirements.

Section 9. Assignment of Registration Rights. A Holder may assign its rights hereunder to a transferee or assignee at any time such Holder transfers or assigns Registrable Securities representing not less than 0.5% of all Registrable Securities subject to this Agreement to such transferee or assignee; provided, that (a) Ascent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by executing a counterpart signature page hereto; (c) such assignment of Registrable Securities is made in compliance with the Securities Act; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. This Agreement may not be assigned by Ascent without the prior written consent of the Qualified Holders.

Section 10. Miscellaneous.

(a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail (return receipt requested), next-day air courier or facsimile:

(i)	if to a Holder, at the address of such Holder set forth on Ascent’s records.

(ii)	if to Ascent, at:

Ascent Energy Inc.

650 Poydras Street, Suite 2200

New Orleans, LA 70130

Facsimile Number: (504) 522-1796

Attention: President

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(a). All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; one day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

(b) Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Ascent has obtained the written consent of Holders of at least a majority of the then outstanding Registrable Securities; provided, that Section 7 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless Ascent has obtained the written consent of each Holder affected thereby. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such registration statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to rules of conflicts of laws.

(e) Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of Ascent.

(f) Headings and Internal References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References in this Agreement to “clauses” and “Sections” shall be understood to refer to clauses and sections of this Agreement unless otherwise specified.

(g) Remedies. In the event of a breach by Ascent of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Ascent agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(h) No Inconsistent Agreements. Ascent has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Ascent in respect of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Attorneys’ Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

(l) Third Party Beneficiary. Ascent hereby expressly agrees and acknowledges that the Holders are intended to be express third party beneficiaries of this Agreement and that each Holder shall be entitled to exercise any and all rights and remedies afforded to them under this Agreement and the laws of the relevant jurisdiction applicable to third party beneficiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASCENT ENERGY INC., a Delaware corporation

By:	/s/ Jeffrey Clarke
Jeffrey Clarke
President

HOLDERS:

TCW/CRESCENT MEZZANINE PARTNERS, L.P.

By:	TCW/Crescent Mezzanine, L.L.C.
its Investment Advisor

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

TCW/Crescent Mezzanine Trust

By:	TCW/Crescent Mezzanine, L.L.C. its Investment Advisor

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:	TCW/Crescent Mezzanine, L.L.C. its Investment Advisor

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

SHARED OPPORTUNITY FUND IIB, L.L.C.

By:	TCW Asset Management Company as its Investment Adviser

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

TCW SHARED OPPORTUNITY FUND III, L.P.

By:	TCW Asset Management Company Its Investment Adviser

By:
Name:
Title:

By:
Name:
Title:

TCW LEVERAGED INCOME TRUST IV, L.P.

By:	TCW Asset Management Company As its Investment Adviser

By:
Name:
Title:

By:
Name:
Title:

By:	TCW (LINC IV), L.L.C.
As General Partner

By:	TCW Asset Management Company
As its Managing Member

By:
Name:
Title:

By:
Name:
Title:

JEFFERIES & COMPANY, INC.

By:	/s/ Robert J. Welch
Robert J. Welch
Vice President

JEFFERIES PARTNERS OPPORTUNITY FUND, L.L.C.

By:	Jefferies & Company, Inc.,
As Manager

By:	/s/ Robert J. Welch
Robert J. Welch
Vice President

JEFFERIES PARTNERS OPPORTUNITY FUND II, L.L.C.

By:	Jefferies & Company, Inc.,
As Manager

By:	/s/ Robert J. Welch
Robert J. Welch
Vice President

JEFFERIES EMPLOYEES OPPORTUNITY FUND, L.L.C.

By:	Jefferies & Company, Inc.,
As Manager

By:	/s/ Robert J. Welch
Robert J. Welch
Vice President

JEFFERIES INVESTORS XVI, L.L.C.

By:	Jefferies & Company, Inc.,
As Manager

By:	/s/ Jerry M. Gluck
Jerry M. Gluck
Executive Vice President

ING FURMAN SELZ INVESTORS III L.P.
ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC
ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:	FS PRIVATE INVESTMENTS III LLC,
Manager

By:
Name:
Title:	Managing Member

/s/ Jeffrey Clarke Jeffrey Clarke

/s/ Larry Keller Larry Keller

/s/ Keri Clarke Keri Clarke

/s/ Michael P. Morgan Michael P. Morgan

/s/ Stephen A. Landry Stephen A. Landry

ASCENT ENERGY INC.

REGISTRATION RIGHTS AGREEMENT

This signature page is for the Registration Rights Agreement dated as of July     , 2001 (the “Agreement”), by and among Ascent and the Holders, and by execution below the undersigned agrees that it shall be attached as a signature page to such Agreement.

By:

Name:

Title:

Tax I.D. No.:

Address:

Attention:

Fax Number:

Phone Number: